CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G.                                                Herbert M.
Chapman                                                   Jacobi*
                                                         Of Counsel
                                                       * Not licensed
                                                         in Nevada
Sean P. Flanagan


                           January 25, 2001

Board of Directors
Electronic Identification, Inc.
1200 W. Pender St., Suite 411
Vancouver, BC  Canada  V6E 2S9

Gentlemen;

We have acted as securities counsel for Electronic Identification, Inc. ("Electronic Identification" or the "Company"). You have asked us to render this opinion to Electronic Identification.

You have advised that:

  1.     Electronic   Identification  is  current  in   its   reporting
     responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
  2. Glen Bagwell has acted and will continue to act as legal counsel on behalf of the Company.
  3. In his capacity as legal counsel, the above-named individual has provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Electronic Identification securities.
  4. Electric Identification has agreed to issue its common stock to the above-named individual as compensation for his services on behalf of Electronic Identification.
  5. The shares to be issued to this individual is pursuant to corporate resolution and the approval of the Board of Directors of Electronic Identification. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.









2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-
                    5660  Facsimile (702) 650-5667

Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

January 25, 2001
Page -2-

Based on the accuracy of the information supplied to us, it is our opinion that Electronic Identification may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Sincerely,



                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.